Exhibit 20.6
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                For the Month of November 1999
                            Distribution Date of December 15, 1999
                                    Servicer Certificate #7

Original Pool Amount                                         $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                           $0.00


Beginning Pool Balance                                       $605,380,899.96
Beginning Pool Factor                                              0.8469652

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)       $15,523,714.14
     Interest Collected                                        $4,317,666.70

Additional Deposits:
     Repurchase Amounts                                                $0.00
     Liquidation Proceeds / Recoveries                           $918,704.99
Total Additional Deposits                                        $918,704.99

Repos / Chargeoffs                                             $1,445,528.11
Aggregate Number of Notes Charged Off                                     99

Total Available Funds                                         $20,760,085.83

Ending Pool Balance                                          $588,411,657.71
Ending Pool Factor                                                 0.8232242

Servicing Fee                                                    $504,484.08

Repayment of Servicer Advances                                         $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                       $32,084,758.94
     Target Percentage                                                 5.25%
     Target Balance                                           $30,891,612.03
     Minimum Balance                                          $14,295,295.01
     (Release) / Deposit                                      ($1,193,146.91)
     Ending Balance                                           $30,891,612.03

Current Weighted Average APR:                                         8.598%
Current Weighted Average Remaining Term (months):                      44.12

Delinquencies                                           Dollars          Notes
     Installments:             1 - 30 days           $2,688,681.32       2,400
                               31 - 60 days            $515,777.26         384
                               60+  days               $116,086.76          78

     Total:                                          $3,320,545.34       2,401

     Balances:                 60+  days             $4,071,822.31          78

Memo Item - Reserve Account
     Prior Month                                    $31,600,806.90
+    Invest. Income                                    $131,396.28
+    Excess Serv.                                      $352,555.76
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $32,084,758.94

Exhibit 20.6
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of November 1999

                                                                                      NOTES

                                     TOTAL         CLASS A - 1      CLASS A - 2     CLASS A - 3       CLASS A - 4    CLASS B NOTES
                               $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
     Distribution Percentages                           100.00%            0.00%            0.00%            0.00%           0.00%
     Coupon                                             5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance         $605,380,899.96
Ending Pool Balance            $588,411,657.71

Collected Principal             $15,523,714.14
Collected Interest               $4,317,666.70
Charge - Offs                    $1,445,528.11
Liquidation Proceeds/Recoveries    $918,704.99
Servicing                          $504,484.08
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $20,255,601.75

Beginning Balance              $605,380,899.96   $37,616,149.49  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47

Interest Due                     $2,933,803.74      $156,812.32      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Interest Paid                    $2,933,803.74      $156,812.32      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Principal Due                   $16,969,242.25   $16,969,242.25            $0.00            $0.00            $0.00           $0.00
Principal Paid                  $16,969,242.25   $16,969,242.25            $0.00            $0.00            $0.00           $0.00

Ending Balance                 $588,411,657.71   $20,646,907.24  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Note / Certificate Pool Factor                           0.1405           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions             $19,903,045.99   $17,126,054.57      $911,125.00      $991,666.67      $744,514.04     $129,685.71

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                     $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                   $352,555.76
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $32,084,758.94
(Release) / Draw                ($1,193,146.91)
Ending Reserve Acct Balance     $30,891,612.03

Exhibit 20.6
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of November 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                4                 3                 2                  1
                                   Jul-99           Aug-99            Sep-99            Oct-99             Nov-99
Beginning Pool Balance        $673,818,001.04   $655,869,913.06   $639,469,177.30   $624,065,598.60   $605,380,899.96

A)  Loss Trigger:
    Principal of Contracts
      Charged Off               $1,018,503.85     $1,026,225.43     $1,857,217.81     $1,267,814.88     $1,445,528.11
    Recoveries                    $107,215.28        $37,759.71       $748,190.99       $669,976.68       $918,704.99

Total Charged Off (Months 5, 4, 3)                $3,901,947.09
Total Recoveries (Months 3, 2, 1)                 $2,336,872.66
Net Loss / (Recoveries) for 3 Mos                 $1,565,074.43 (a)

Total Balance (Months 5, 4, 3)                $1,969,157,091.40 (b)

Loss Ratio Annualized  [(a/b) * (12)]                   0.9648%

Trigger:  Is Ratio > 1.5%                                    No
                                                                      Sep-99            Oct-99             Nov-99

B)   Delinquency Trigger:                                           $3,114,050.81     $2,238,503.42     $4,071,822.31
     Balance delinquency 60+ days                                        0.48697%          0.35870%          0.67261%
     As % of Beginning Pool Balance                                      0.42116%          0.40815%          0.50609%
     Three Month Average

Trigger:  Is Average > 2.0%                                  No

C)   Noteholders Percent Trigger:                      4.32193%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                  No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer